UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           ---------------------------


                                    FORM 8-K
                           ---------------------------



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): May 28, 1997

                           ---------------------------


                          Commission File No. 33-21977

                           ---------------------------




                         POLARIS AIRCRAFT INCOME FUND V,
                        A California Limited Partnership


                        State of Organization: California
                   IRS Employer Identification No. 94-3068259
         201 Mission Street, 27th Floor, San Francisco, California 94105
                           Telephone - (415) 284-7400














                       This document consists of 7 pages.

Item 2.

On May 28, 1997, Polaris Investment Management Corporation (the "General Partner" or "PIMC"), on behalf of Polaris Aircraft Income Fund V (the "Partnership"), executed definitive documentation for the purchase of all 12 of the Partnership's remaining aircraft (the "Aircraft") by Triton Aviation Services V LLC, a special purpose company (the "Purchaser"). The final closings for the purchase of all 12 of the Aircraft had occurred as of June 6, 1997. The Purchaser is managed by Triton Aviation Services, Ltd. ("Triton Aviation"), a privately held aircraft leasing company which was formed in 1996 by Triton Investments, Ltd., a company which has been in the marine cargo container leasing business for 17 years and is diversifying its portfolio by leasing commercial aircraft. Each Aircraft was sold subject to the existing leases.

The General Partner's Decision To Approve The Transaction

In determining whether the transaction was in the best interests of the Partnership and its unitholders, the General Partner evaluated, among other things, the risks and significant expenses associated with continuing to own and remarket the Aircraft (many of which were subject to leases that were nearing expiration). The General Partner determined that such a strategy could require the Partnership to expend a significant portion of its cash reserves for remarketing and that there was a substantial risk that this strategy could result in the Partnership having to reduce or even suspend future cash distributions to limited partners. The General Partner concluded that the opportunity to sell the Aircraft at an attractive price would be beneficial in the present market where demand for Stage II aircraft is relatively strong rather than attempting to sell the aircraft "one-by-one" over the coming years when the demand for such Aircraft might be weaker. During the months of intense negotiations, GE Capital Aviation Services, Inc. ("GECAS"), which provides aircraft marketing and management services to the General Partner, sought to obtain the best price and terms available for these Stage II aircraft given the aircraft market and the conditions and types of planes owned by the Partnership. Both the General Partner and GECAS approved the sale terms of the Aircraft (as described below) as being in the best interest of the Partnership and its unitholders because both believe that this transaction will optimize the potential cash distributions to be paid to limited partners. To ensure that no better offer could be obtained, the terms of the transaction negotiated by GECAS included a "market-out" provision that permitted the Partnership to elect to accept an offer for all (but no less than all) of the assets to be sold by it to the Purchaser on terms which it deemed more favorable, with the ability of the Purchaser to match the offer or decline to match the offer and be entitled to be compensated in an amount equal to 1 1/2% of the Purchaser's proposed purchase price.

On May 9, 1997, the General Partner received a competing offer (the "Competing Offer") from a third party to purchase the Partnership's twelve aircraft and certain notes receivable, subject to a number of contingencies, as disclosed in the Partnerships Quarterly Report to the Securities and Exchange Commission Form 10-Q at March 31, 1997. The Competing Offer included a higher purchase price than the offer made by the Purchaser (the "Original Offer"). Both the Competing Offer and the Original Offer contained similar financing structures, but the net worth of the company submitting the Competing Offer was approximately $11 million, as compared to the approximately $150 million net worth of Triton Investments, Ltd., the parent of the Purchaser's Manager. On May 14, 1997, upon review and comparison of the Competing Offer with the Original Offer, the General Partner determined that it would be in the best interests of the Partnership to reject the Competing Offer due to the significant difference in the net worth and the execution risks both at closing and thereafter, as well as the payment of the 1 1/2% fee that would be due to the Purchaser under the Original Offer representing approximately half of the premium represented by the Competing Offer over the Original Offer.

The Terms of the Transaction

The total purchase price (the "Purchase Price") to the Purchaser is $34,750,259 which is allocable to the Aircraft. The Purchaser is not receiving any of the Partnership's cash reserves, estimated to be approximately $9,800,000 after the anticipated July cash distribution is made to limited partners. The Purchaser paid into an escrow account $3,914,964 of the Purchase Price in cash at the closing and delivered a promissory note (the "Promissory Note") for the balance of $30,835,295. As described below, this transaction will enable the Partnership to distribute to limited partners the cash down payment received on the sale of the Aircraft and permit the Partnership to distribute to limited partners a substantial portion of cash reserves which have been held by the Partnership. The Partnership intends to make this distribution as part of its July 1997 quarterly distribution to limited partners.

The Promissory Note is to be repaid beginning June 30, 1997 in 28 quarterly installments of principal and interest in the amount of $1,512,367 over a period of seven years bearing interest at a rate of 12% per annum with a balloon principal payment in the amount of $5,621,617 due on March 31, 2004. The Purchaser has the right to voluntarily prepay the Promissory Note in whole or in part at any time without penalty. In addition, the Promissory Note is subject to mandatory partial prepayment in certain specified instances.

Under the terms of the transaction, the Purchaser's assets, which are limited to the Aircraft, including any income or proceeds therefrom, and any funds made available to Purchaser under the working capital line described below constitute the sole source of payments under the Promissory Note. Although no security interest over the Aircraft or the leases is granted in favor of the Partnership, the equity interests in the Purchaser have been pledged to the Partnership. In connection with that pledge, the Purchaser is prohibited from incurring indebtedness other than (i) the Promissory Note; (ii) deferred taxes not yet due and payable; (iii) indebtedness incurred to hushkit Aircraft owned by the Purchaser; (iv) demand loans to another SPC (defined below) at a market rate of interest; and (v) debt to trade creditors incurred in the ordinary course of business. In addition, the Purchaser undertakes to keep the Aircraft and leases free of any lien, security interest or other encumbrance other than (i) inchoate taxes and materialmen's liens and the like, (ii) in the event that the Purchaser elects to install hushkits on any Aircraft, secured debt to the extent of the full cost of such hushkit and other hushkits acquired with proceeds from the same loan facility; (iii) liens lessees are customarily permitted to incur that are required to be removed. The Purchaser has the right to sell any of the Aircraft without the consent of the Partnership, except that the Partnership's consent would be required in the event that the sale price is less than the portion of the outstanding balance of the Promissory Note which is allocable to the Aircraft in question and the Purchaser does not have sufficient funds to make up the difference. In the event that any of the Aircraft are sold by the Purchaser, the Promissory Note is subject to a mandatory prepayment of the portion of the Promissory Note which is allocable to the Aircraft sold.

Polaris Aircraft Income Fund II, Polaris Aircraft Income Fund III, Polaris Aircraft Income Fund IV and Polaris Aircraft Income Fund VI have also sold certain aircraft assets to separate special purpose companies under common management with the Purchaser (collectively, together with the Purchaser, the "SPC's") on terms similar to those set forth above, with the exception of the Polaris Aircraft Income Fund VI aircraft, which were sold on an all cash basis.

Under the terms of the transaction, the Purchaser's Manager has undertaken to make available a working capital line to the Purchaser of up to approximately $4,034,000 to fund operating obligations of the Purchaser. This working capital line is guaranteed by Triton Investments, Ltd., the parent of the Purchaser's Manager and such guarantor provided the Partnership with a copy of its most recent balance sheet showing a consolidated net worth (net of minority interests) of at least $150-million at December 31, 1996. Provided that the Purchaser is not in default in making payments due under the

Promissory Note to the Partnership, the Purchaser is permitted to dividend to its equity owners an amount not to exceed approximately $108,000 per month. The Purchaser may distribute additional dividends to the equity owners to the extent of the working capital advances made by the Purchaser's Manager provided that the working capital line available to the Purchaser will be deemed increased to the extent of such dividends.

The Purchaser purchased the Aircraft effective as of April 1, 1997 notwithstanding the actual closing dates. The utilization of an effective date facilitated the determination of rent and other allocations between the parties. The Purchaser has the right to receive all income and proceeds, including rents and receivables, from the Aircraft accruing from and after April 1, 1997, and the Promissory Note commenced bearing interest as of April 1, 1997.

The Partnership continues to own the note receivable (the "AIA Receivable") from American International Airways Limited ("AIA") with a current principal balance of $11,437,741 plus accrued interest, which had initially been included in the assets which were transferred to the Purchaser. After the date that the Partnership and the Purchaser entered into the definitive documentation for the sale transaction, but prior to the date that the AIA Receivable was transferred to the Purchaser, AIA failed to make a scheduled principal payment under the AIA Receivable and asked the Partnership to modify and restructure the AIA Receivable. As a result, the Partnership and the Purchaser agreed to modify and reform the definitive documentation for the sale transaction to exclude the AIA Receivable. The General Partner is currently assessing the request made by AIA. The AIA Receivable is secured by a mortgage on a Boeing 747-100 Special Freighter aircraft.

Neither PIMC nor GECAS will receive a sales commission in connection with the transaction. In addition, PIMC will not be paid a management fee with respect to the collection of the Promissory Note. Neither PIMC nor GECAS or any of its affiliates holds any interest in Triton Aviation or any of Triton Aviation's affiliates. John Flynn, the current President of Triton Aviation, was a Polaris executive until May 1996, has over 15 years experience in the commercial aviation industry. At the time Mr. Flynn was employed at PIMC and he had no affiliation with Triton Aviation or its affiliates.


Anticipated July Cash Distribution

The Partnership anticipates making a cash distribution to the limited partners of approximately $11,485,000 ($22.97 per limited partnership unit) by July 30, 1997. Such distribution would be comprised of (i) the cash down payment received from the sale of the Aircraft, less estimated transaction expenses (representing approximately $6.75 per limited partnership unit); (ii) the Promissory Note payment due from the Purchaser on June 30, 1997 (representing approximately $2.72 per limited partnership unit); and (iii) the portion of the Partnership's cash reserves which the General Partner determined is available for distribution (representing approximately $13.50 per limited partnership unit). The foregoing anticipated distribution is based on the assumptions that the closings for all the Aircraft being sold to the Purchaser occur prior to July 1, 1997, the Partnership timely receives all payments due from the Purchaser, and the Partnership incurs estimated operating and administrative expenses (including expenses in connection with the transaction) of approximately $1,534,000 for the quarter ended June 30, 1997. The Partnership's estimated cash distributions to limited partners constitutes forward looking information based upon the above assumptions that may, for any number of reasons, not occur. Accordingly, there can be no assurance that the Partnership will make a cash distribution in the amount anticipated.

Estimated Cash Reserves

The Partnership estimates its cash reserves will be approximately $9,800,000 ($17.64 per limited partnership unit) after the cash distribution to limited partners anticipated to be made in July 1997. PIMC has determined that the Partnership maintain these cash reserves as a prudent measure to insure that the Partnership has available funds in the event the Purchaser defaults under the Promissory Note and for other contingencies including expenses of the Partnership. The Partnership's cash reserves will be monitored and may be revised from time to time as further information becomes available in the future.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

       a)    Financial Statements.              None

       b)    Pro Forma Information.             None

       c)    Exhibits.

             2.1      Purchase, Assignment and Assumption Agreement
             2.2      Escrow Agreement
             2.3      Pledge and Security Agreement
             2.4      Keep Well Agreement
             2.5      Promissory Note
             2.6      Guaranty (Keep Well)
             2.7      Guaranty (SPV Indebtedness)

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  POLARIS AIRCRAFT INCOME FUND V
                                  (Registrant)
                                  By:     Polaris Investment
                                          Management Corporation,
                                          General Partner




June 6, 1997                              By: /S/Marc A. Meiches
------------------                           ---------------------------------
                                              Marc A. Meiches
                                              Chief Financial Officer
                                              (principal financial officer and
                                              principal accounting officer of
                                              Polaris Investment Management
                                              Corporation, General Partner of
                                              the Registrant)